UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 18, 2023

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Association of Flight Attendants (the “AFA”), as the sole holder of record of the only outstanding share of Hawaiian Holdings, Inc. (the “Company”) Series C Special Preferred Stock, is entitled, under the Company’s Amended and Restated By-laws, to nominate a director to the Company’s Board of Directors (the “Board”). On April 18, 2023, the AFA notified the Company that William S. Swelbar, the current director designee of the AFA, will depart from the Board and that the AFA will nominate Daniel W. Akins as Mr. Swelbar’s replacement. Mr. Swelbar’s departure and Mr. Akins’ appointment will be effective as of May 16, 2023. Mr. Swelbar’s departure is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices.

It is expected that, effective upon his appointment, Mr. Akins will be appointed to the Board’s Safety Committee. Except as described herein, there are no arrangements or understandings between Mr. Akins and any other persons pursuant to which he is being elected as a director. It is the Company’s understanding that Mr. Akins has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Akins will participate in the director benefits arrangements applicable to all non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2023. In addition, the Company will enter into its standard form of indemnification agreement with Mr. Akins.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2023

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer